UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) February 8, 2007

                            SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


               Nevada                  0-50732              74-2949620
   -----------------------------     -----------         ----------------
   (State or other jurisdiction      (Commission         (I.R.S. Employer
          of incorporation)          File Number)         Identification)


      2802 Flintrock Trace, Suite 252, Austin, TX            78738
      -------------------------------------------          ----------
       (Address of principal executive offices)            (Zip Code)


                 (512)371-4152 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)


                           2881 CR 2880, Bigfoot, TX 78005
                 ---------------------------------------------
                 (Former address if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under  the  Securities  Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant  to  Rule  14a-12  under the  Exchange  Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01    Entry into a Material Definitive Agreement.

On January 31, 2007, South Texas Oil Company received a 3 year, $15 million revolving credit facility. The credit facility will be used to further the company's business strategy.

The credit facility of prime plus 4% will be used for acquisitions, additional well workovers and expanded drilling programs.

The lender will receive 1,000,000 warrants at $10.00 per share of South Texas Oil Company common stock as part of the funding commitment.

SECTION 8 - OTHER EVENTS

ITEM 8.01    Other Events.

On February 5, 2007, South Texas Oil Company issued a news release announcing that South Texas Oil Company had received a $15 million revolving line of credit. A copy of which is attached as Exhibit 99.6 hereto and incorporated herein by this reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits.

     (a) Financial Statements.

             Not applicable.

     (b) Pro Forma Financial Information.

             Not applicable.

     (c) Exhibits

Exhibit Number      Description
--------------	    ------------------------------------
99.1                Loan Agreement
99.2                Revolving Credit Note
99.3                Security Agreement
99.4                Subscription Agreement
99.5                Warrant Agreement
99.6                Press Release dated February 5, 2007

          			SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2007

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               --------------------------
               Murray N. Conradie, Chief Executive Officer